UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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DUSA Pharmaceuticals, Inc.
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April 23, 2009

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. to be held at the Company’s headquarters at 25 Upton Drive, Wilmington, Massachusetts on Tuesday, June 9, 2009 at 11:00 a.m. Eastern Time.

The business of the meeting is described in the accompanying Notice of Meeting and proxy statement. We are also enclosing our 2008 Annual Report on Form 10-K and a proxy card.

There will be a management presentation at the meeting to those shareholders who attend the meeting.

Your participation in the meeting is important regardless of the number of shares you hold. If you cannot attend the meeting, please grant a proxy to vote your shares by marking, signing and dating the proxy card and returning it by no later than 5:00 p.m. Eastern Time on Monday, June 8, 2009 in the manner described in the proxy statement. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.

If you plan to attend, please bring photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

Sincerely,

Robert F. Doman
President and
Chief Executive Officer

CORPORATE HEADQUARTERS 25 Upton Drive, Wilmington, MA 01887 - Phone 978.657.7500, Fax 978.657.9193

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD JUNE 9, 2009

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Tuesday, June 9, 2009, at 11:00 a.m. at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

(1)	Election of eight (8) directors;

(2)	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2009; and

(3)	Transaction of any other business that may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 17, 2009 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

The proxy statement for our 2009 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2008 are available on our website at www.dusapharma.com under “For Investors”.

Whether or not you plan to attend the meeting, please vote. If you hold shares in your own name, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If your broker or other nominee holds your shares, please follow their instructions to vote. The prompt return of your proxy will assist us in preparing for the Annual Meeting. The proxy does not require any postage if it is mailed in the United States or Canada.

By Order of the Board of Directors,

Nanette W. Mantell, Esq.
Secretary

Dated: April 23, 2009

i

ii

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. (“DUSA” or the “Company”), a New Jersey corporation, for use at the Company’s 2009 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Tuesday, June 9, 2009, at 11:00 a.m., at the Company’s principal executive offices at 25 Upton Drive, Wilmington, Massachusetts 01887. If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors’ slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 23, 2009. DUSA’s Annual Report on Form 10-K for 2008, including financial statements for the year ended December 31, 2008, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to DUSA of reasonable expenses.

Shareholders Entitled To Vote.

Holders of record of shares of DUSA common stock at the close of business on April 17, 2009 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the record date, there were 24,089,452 shares of common stock without par value (“Common Stock”) outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the Annual Meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.

Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors and ratification of the selection of the independent registered public accounting firm. As of the record date, the Company’s management owned approximately 0.4% of the Company’s outstanding Common Stock.

How To Vote.

If you are a shareholder of record (that is, a shareholder who holds shares in his/her own name), you can vote by attending the Annual Meeting in person, or by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted “FOR” Proposals 1 and 2 and will be voted in the proxy holder’s discretion as to other matters that may come before the Annual Meeting.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Changing Your Vote.

You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Reduce Duplicate Mailings.

The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding”, reduces the volume of duplicate information received at your household and helps reduce our expenses. To do so, please mark the designated box on each proxy card for which you wish to discontinue receiving duplicate documents. Your consent to stop delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Mr. Richard Christopher, our Vice President of Finance and Chief Financial Officer, at 978-909-2211, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

There are eight (8) nominees for election as directors who will hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

NOMINEES

Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the 2008 Annual Meeting of Shareholders, except Alexander W. Casdin and Marvin E. Lesser. All of the nominees, except Mr. Lesser, are currently serving as directors of the Company.

			Date First
Name	Age	Position	Elected

Jay M. Haft, Esq.(1)(2)(3)	73	Chairman of the Board	9/16/1996
John H. Abeles, MD(1)(2)(3)(4)	64	Director	8/02/1994
David M. Bartash(1)(2)(4)	66	Director	11/16/2001
Alexander W. Casdin(1)(4)	41	Director	1/29/2009
Robert F. Doman	59	Director, President and Chief Executive Officer	6/15/2006
Marvin E. Lesser	67	Director Candidate	N/A
Richard C. Lufkin(1)(2)(3)	62	Director	1/27/1992
Magnus Moliteus(1)(2)(4)	70	Director	7/25/2003

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Acquisition and Business Development Committee.

Jay M. Haft, Esq., who serves as the Chairman of the Board and Chairman of our Compensation Committee, is a strategic and financial consultant for growth-stage companies. He has served as Chairman of the Board since December 1, 2008. Mr. Haft also served as Chairman of the Board from June 2003 to December 2004. Since 2005, Mr. Haft has been a partner and a member of the Investment Committee of Columbus Nova, a private investment firm. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994 and was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002. Mr. Haft is a member of the Board of Directors of DCAP Group Inc.

John H. Abeles, MD, who serves as the Chairman of our Nominating and Corporate Governance Committee, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. Dr. Abeles is also a member of the Boards of Directors of I-Flow Corporation, CytoCore, Inc. and CombiMatrix Corporation.

David M. Bartash, who serves as the Chairman of our Acquisition and Business Development Committee, is the President and founder of Bartash and Company, a consulting company which, since 1990, has been providing consulting services to the healthcare industry, including research for the healthcare investment community and support services for venture start-ups.

Alexander W. Casdin, an investment professional, is founder of Casdin Advisors LLC, formed in 2007, where he serves as a strategic advisor to companies in the life sciences industry. From October 2005 until he founded Casdin Advisors, Mr. Casdin was CEO and Portfolio Manager of Cooper Hill Partners, LLC, a healthcare investment fund, and from 2001 to October 2005, he was Co-Portfolio Manager at Cooper Hill Partners.

Robert F. Doman has served as our President and Chief Executive Officer since June 2007 and as our President and Chief Operating Officer from January 2005 to June 2007. From 2000 until 2004, Mr. Doman served as President of Leach Technology Group, the medical device division of Leach Holding Corporation. From 1999 to 2000, he was President, Device Product Development of West Pharmaceutical Services, a manufacturer of systems and device components for parentally administered medicines and drugs. Prior to joining West Pharmaceutical Services, he worked for the Convatec division of Bristol-Myers Squibb from 1991 to 1999 in positions that included: Vice President, Worldwide Marketing and Business Development; Vice President and General Manager, U.S. Wound and Skin Care; and Vice President, U.S. Operations.

Marvin E. Lesser is a candidate for election to the Board of Directors. Mr. Lesser has been Managing Partner of Sigma Partners, L.P., a private investment partnership, since 2003. Also, since 2000 he has been the President of Alpina Management, LLC, the investment adviser to St. Moritz 2000 Fund, Ltd., a private investment fund. He is a director of USG Corporation, Golfsmith International Holdings, Inc. and St. Moritz 2000 Fund, Ltd.

Richard C. Lufkin, who serves as the Chairman of our Audit Committee, is the principal of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies, principally in the life sciences sector. He is currently serving as a director and the Chief Financial Officer of Animal Cell Metrology, Inc., a development-stage, privately-held biotechnology firm.

Magnus Moliteus has been a consultant to the healthcare industry and Chairman of COM Consulting, a privately held firm, which enhances Swedish-American relations particularly between health care companies, since 2001. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency. From 1977 to 1990, he was the Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Pursuant to the terms of the merger agreement dated as of December 30, 2005, as amended, by and among DUSA, Sirius Laboratories, Inc. and certain shareholders of Sirius, Sirius has the right to nominate one director to our Board. Sirius’s initial representative on our Board, Dr. Neal Penneys, resigned on April 10, 2007 for personal reasons and has not been replaced by the Sirius shareholder representatives. DUSA’s obligation to nominate a director candidate recommended by the Sirius shareholder representatives, continues through the expiration of the period of time that any milestone payment may be paid to former Sirius shareholders under the terms of the merger agreement.

DIRECTOR COMPENSATION

Directors who are members of management receive no cash compensation for service as a director or as member of any committee. The Board has determined that all of the non-employee directors are independent, as independence is defined under the rules of the NASDAQ Stock Market. Non-employee directors receive $25,000 per year, as annual compensation, regardless of the number of Board or Committee meetings they attend. The Chairman of the Board receives an additional $10,000 per year. Directors serving on the Audit Committee receive an additional $5,000 per year. The Chairman of the Audit Committee receives an additional $5,000 per year. Directors are also reimbursed for their out-of-pocket expenses related to their attendance at meetings of the Board and Committees. Under the Company’s 2006 Equity Compensation Plan, as amended, all non-employee directors are awarded options to purchase up to 15,000 shares of Common Stock on June 30th of their first year of service or as of the close of business thirty (30) days following their election, whichever shall first occur, and options to purchase up to 10,000 shares of Common Stock on June 30th of each year following their re-election. All options granted to non-employee directors vest immediately. As further discussed under “Compensation Discussion & Analysis” below, in early 2009 Messrs. Abeles, Bartash, Lufkin and Moliteus received a special, one-time grant of 7,500 restricted shares for their extraordinary service during the year. Mr. Haft received a special, one-time grant of 15,000 restricted shares for his extraordinary service during the year. These awards of restricted shares vest at a rate of 25% per year over four years.

The following table sets forth the annual compensation to non-employee directors for 2008:

					Change in
					Pension
					Value and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock	Option Awards	Compensation	Earnings	Compensation
Name	($)	Awards ($)	($)(1)(2)	($)	($)	($)	Total ($)

John H. Abeles	$30,000		$13,326				$43,326
David M. Bartash	$30,000		$13,326				$43,326
Jay M. Haft	$35,000		$13,326				$48,326
Richard C. Lufkin	$35,000		$13,326				$48,326
Magnus Moliteus	$30,000		$13,326				$43,326

(1)	Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R) for stock options granted in and prior to 2008. Under SFAS 123(R), we recognize the expense associated with the grant date fair value of stock options granted in and prior to 2008 over the vesting term of those awards which is immediate upon grant. The grant date fair value of each director’s 2008 stock option grant was $1.33 per share. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	The aggregate numbers of shares subject to option awards outstanding as of December 31, 2008 were as follows: 85,000 for Dr. Abeles, 85,000 for Mr. Bartash, 115,000 for Mr. Haft, 115,000 for Mr. Lufkin and 50,000 for Mr. Moliteus.

MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2008, there were nine (9) meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and of all of the committees on which he serves. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Acquisition and Business Development Committee. Mr. Haft, the Chairman of the Board, presides at all Board meetings.

All of the non-employee directors are members of the Audit Committee. Mr. Lufkin serves as its Chairman. All of the members are independent directors in accordance with the rules of the NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board of Directors has determined that Mr. Lufkin qualifies as an audit committee financial expert and has designated him to that position. The Audit Committee provides oversight of the Company’s accounting functions and acts as liaison between the Board of Directors and the Company’s independent registered public accounting firm. The Committee reviews with the independent auditors the Company’s unaudited quarterly financial statements, the planning and scope of the audits of the Company’s financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions) and with management. In addition, the Audit Committee selects the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is available on the Company’s website at www.dusapharma.com. The Committee met four (4) times during 2008.

The members of the Nominating and Corporate Governance Committee currently are Dr. Abeles, who serves as its Chairman, and Messrs. Haft and Lufkin. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There were seven (7) meetings of this Committee in 2008. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the nominee’s biography and qualifications of such person for consideration by the Nominating and Corporate Governance Committee. You should also enclose a written statement from each proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. A copy of the Nominating and Corporate Governance Committee Charter is located on the Company’s website at www.dusapharma.com.

Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors, reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. When the need to recruit a director arises, the Nominating and Corporate Governance Committee will consult the other directors and the Chief Executive Officer and may retain fee-paid third party recruiting firms to identify potential candidates. Mr. Casdin was known to the Board of Directors through his former position at Cooper Hill Partners which had been a significant shareholder of the Company prior to Cooper Hill’s liquidation and was recommended by Mr. Doman following the resignation of Dr. Geoffrey Shulman. Mr. Lesser’s nomination was proposed by Bradbury Dyer, III, who, through investment funds controlled by him, may be deemed to be the beneficial owner of approximately 7.7% of DUSA’s common stock. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board of Director’s requirements at the time, consideration of the candidate’s independence as measured by the Board of Director’s independence standards, and other considerations as the Nominating and Corporate Governance Committee deems appropriate at the time. Prior to formal consideration by the Nominating and Corporate Governance Committee, any candidate who passes such screening would be interviewed by the Nominating and Corporate Governance Committee or its Chairman and the Chief Executive Officer. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:

1.	Directors should be of the highest ethical character and share the values of DUSA;

2.	Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

3.	Directors should be leaders in their fields of endeavor, with exemplary qualifications;

4.	The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

5.	The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

6.	Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

7.	Directors should generally not serve on more than six (6) boards;

8.	At least two-thirds (2/3rds) of the directors on the Board should be “independent” as defined by The NASDAQ Stock Market and should not have any real or apparent conflicts of interest in serving as a director; and

9.	Each director should have the ability to exercise sound, independent business judgment.

The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.

Absent extenuating circumstances, each member of the Board of Directors is expected to attend the 2009 Annual Meeting of Shareholders. All of the directors, who were directors at such time, attended the 2008 Annual Meeting of Shareholders, except for Messrs. Bartash and Haft and Dr. Shulman.

All of the non-employee members of the Board of Directors, except Mr. Casdin, are members of the Compensation Committee. Mr. Haft serves as its Chairman. The Compensation Committee considers matters related to the compensation of the Company’s key officers and directors. The Committee also considers employee benefits which may be appropriate as the Company grows and develops policies and procedures. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan approves the amounts of stock option or other equity awards awarded to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s President and Chief Executive Officer, Robert F. Doman, is not a member of the Compensation Committee, however, the Compensation Committee seeks input from him regarding the performance of DUSA’s other executive officers. Mr. Doman and Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation. The Compensation Committee has the authority to retain, at the Company’s expense, independent counsel or other advisers as it deems necessary in connection with its responsibilities. In 2008, the Compensation Committee engaged WNB Consulting LLC to review and analyze DUSA’s executive compensation program, including benefit plans, to prepare a benchmarking analysis, to recommend appropriate levels of cash and equity compensation for DUSA’s executive officers, including the Chairman of the Board and Chief Executive Officer, and to assist with the compensation arrangements for Dr. Shulman as he transitioned to a consulting role from Chairman of the Board and executive officer positions. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting on behalf of DUSA is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Compensation Committee met fourteen (14) times in 2008. It also met one (1) time in 2009 to discuss cash and equity compensation for 2009 and to consider cash bonuses for 2008. The Compensation Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is available on the Company’s website at www.dusapharma.com.

The members of the Acquisition and Business Development Committee are Dr. Abeles, Mr. Bartash, Mr. Moliteus and Mr. Casdin. Mr. Bartash serves as its Chairman. The Acquisition and Business Development Committee reviews potential business acquisition candidates, potential business combinations and potential therapies that DUSA is considering or should consider for in-licensing. The Acquisition and Business Development Committee has no charter and meets on an ad hoc basis. The Acquisition and Business Development Committee did not meet during 2008.

Equity Compensation Plan Information:

The Company had the following securities authorized for issuance under equity compensation plans as of December 31, 2008:

	(a)	(b)	(c)
			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights (#)	Warrants and Rights ($)	Reflected in Column (a)) (#)

Equity compensation plans approved by security holders	3,011,063	$9.90	1,351,531
Equity compensation plans not approved by security holders	250,000	$6.00	—
Total	3,261,063	$9.60	1,351,531

PROPOSAL NO. 2 - RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required for ratification. Abstentions will have no effect on this proposal. The ratification of Deloitte & Touche LLP is a matter on which a broker or nominee has discretionary voting authority, so broker non-votes will not result from this proposal. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal years 2008 and 2007 were $600,200 and $630,200, respectively.

Audit Related Fees

The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2008 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of Registration Statements on Forms S-3 and S-8 were $37,200. The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2007 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of a Registration Statement on Form S-3 were $41,000.

Tax Fees

There were no fees billed by Deloitte & Touche LLP for tax services rendered to the Company for the fiscal years ended December 31, 2008 and 2007.

All Other Fees

There were no other fees billed by Deloitte & Touche LLP for professional services rendered to the Company for the fiscal years ended December 31, 2008 and 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In considering the nature of the services provided by the independent registered public accounting firm, all of which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

BOARD AUDIT COMMITTEE REPORT1

The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board of Directors by providing oversight of the Company’s financial reporting process and its independent registered public accounting firm. Management is responsible for preparing the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and selecting the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Meetings and Committees of the Board.”

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management. Additionally, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 7 of this proxy statement. The Audit Committee concluded that Deloitte & Touche LLP’s provision of such services is compatible with Deloitte & Touche LLP’s independence.

Based on its review and the discussions with the Company’s management and its independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K.

John H. Abeles, MD
David M. Bartash
Alexander W. Casdin
Jay M. Haft, Esq.
Richard C. Lufkin (Chairman)
Magnus Moliteus

(1)	The material in the Audit Committee Report is not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION & ANALYSIS

Philosophy and Objectives - All of our compensation programs and policies are designed to attract, retain, and reward key employees to align compensation with DUSA’s performance and to motivate executive officers to achieve the Company’s business objectives. Our programs are geared to rewarding both short and longer-term performance with the ultimate objective of increasing shareholder value over time.

The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) believes that compensation should reflect the success of our executives as a management team, so we consider both individual and corporate strategic and financial goals in setting compensation. We currently believe that executive compensation should not be based on the short-term performance of our stock, but that the price of our stock will, in the long-term, reflect our operating performance and management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and our Chief Financial Officer during fiscal 2008, as well as other individuals included in the Summary Compensation Table on page 15, are referred to as “named executive officers.”

Overview of Compensation and Process - The Compensation Committee is composed of all of the independent non-employee directors, other than Mr. Casdin. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan approves the amounts of stock option or other equity awards to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s President and Chief Executive Officer, Robert Doman, is not a member of the Compensation Committee, however, the Compensation Committee seeks input from him regarding the performance of DUSA’s other executive officers. Mr. Doman and Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation or other executive sessions.

During 2006, the Compensation Committee retained the HR Consulting Group as its consultant for executive compensation matters. The HR Consulting Group was engaged to prepare a peer group analysis of the Company’s cash and equity compensation program. As discussed below, the Committee used this analysis when determining 2006 and 2007 salaries and bonuses. In late 2007, the Compensation Committee retained WNB Consulting LLC to review and analyze DUSA’s executive compensation programs, to prepare a benchmarking analysis, and to recommend appropriate levels of cash and equity compensation for DUSA’s executive officers, including its President and Chief Executive Officer. WNB Consulting was retained in 2008 for similar purposes as well as to review compensation for the Board of Directors and to assist with appropriate compensation for Dr. Shulman, DUSA’s former Chairman of the Board and Chief Strategic Officer, as he transitioned to a part-time consulting role. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Committee discussed the recommendations of WNB Consulting with the consultant when setting 2008 and 2009 salaries, and when making decisions about bonus levels and equity compensation awards. While input from these consultants is carefully considered, ultimate decision making authority rests with the Compensation Committee which retains discretion over salary, cash bonus, and equity compensation determinations based upon its subjective view of an executive’s performance.

DUSA’s executive compensation programs consist of base salary, discretionary cash bonus incentives based on annual individual and corporate goals, grants under the Company’s equity plan, a 401(k) plan, a deferred compensation plan, and certain other perquisites and benefits generally available on the same basis as benefits provided to its other employees. Typically, during the first quarter of each year, our Compensation Committee meets to approve cash bonuses for our executives based on the prior fiscal year’s performance and base salaries for the new fiscal year, to consider corporate goals and objectives that may be referenced for the discretionary cash bonus and to grant equity awards, through 2008 in the form of stock options and restricted stock awards, to all of the executive officers. On occasion, as occurred during 2007, compensation adjustments are made during the year to reflect a change in roles or responsibilities of our executives.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. We periodically review the potential consequences of Section 162(m) and may structure performance-based compensation to comply with certain exemptions. However, we have not done so to date.

Base Salary - With regard to base salary, the Compensation Committee believes that DUSA’s officers should be compensated at levels comparable to the base salary of executive officers at similar public biotechnology or pharmaceutical companies. Base salaries are paid at competitive levels to attract talented management personnel in the first instance. DUSA determines the amount it offers to new management personnel by using data it has collected, as well as by meeting with executive search consultants who locate potential candidates, together with the negotiation process of securing its key employees. During 2008, the Compensation Committee used survey data reporting the salaries and bonuses for executives of companies in these groups which was prepared by WNB Consulting LLC. In addition, the Committee refers to survey data or analyses of survey data from the Radford Biotechnology Survey, Mercer Executive Compensation Survey, Watson Wyatt’s Executive Compensation Survey, TSG Management Survey, SIRS Executive Survey ORC’s Executive Compensation Survey and TSG Biotechnology Survey. The Committee uses this information to assist it in setting executive compensation but does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

The Committee also takes note of the cost of living increase in determining base salary increases, as well as the general performance of the Company. In June 2007, the Committee increased Mr. Doman’s salary in connection with his promotion to the position of Chief Executive Officer. Similarly, the Committee reduced Dr. Shulman’s salary in connection with his transition from day-to-day operations of management as Chief Executive Officer to the position of Chairman of the Board and Chief Strategic Officer. In early 2007, the Committee approved base salary increases in the range of 2.5% to 10.8% for the other named executive officers. Following the analysis by WNB Consulting which indicated that several of the named executive officers’ base salaries were below the low end range of competitiveness, the Committee, in April 2008, approved a base salary increase for Mr. Doman of 10% and for Mr. Christopher of 14.6%. These new salaries are still below the mid-point of the range of competitiveness provided to the Company by WNB Consulting, but the Committee believes that it is important to bring these base salaries more in line with the marketplace. The Committee also approved base salary increases for the other named executive officers, other than for Dr. Shulman, in the range of 3.5% to 4.0%. For 2009, all base salaries company-wide are remaining at 2008 levels in order to preserve cash resources during uncertain economic times.

Bonuses - Under the terms of its employment agreements with its officers, DUSA’s Vice Presidents are eligible to receive a range of up to 35-40% of their base salary as a discretionary cash bonus award to be set by the Board of Directors. Similarly DUSA’s Executive Vice President of Sales and Marketing, is eligible to receive up to 40% of his base salary as a cash bonus. In June 2007, in connection with his promotion to President and Chief Executive Officer, the Committee determined that Mr. Doman should be eligible to receive up to 50% of his base salary as a cash bonus. In some cases, the agreements provide that the Board may award a cash bonus in excess of the stated percentage for outstanding performance and in past years, the Board has availed itself of this option. DUSA believes that the cash bonus is an important incentive to its officers and assists DUSA is reaching its corporate goals. These percentage opportunities reflect increases of 5%-10% which were made in April 2008 upon the recommendation and analysis of WNB Consulting.

Financial and strategic business goals are typically set by management, usually during the fourth quarter of the previous year, and have in the past been adjusted as the year progresses. In 2007, the primary financial goals related to achievement of net revenue and non-GAAP loss from operations milestones. Management recommended these goals to incentivize its named executive officers to perform at consistent high levels, however, these goals are not set at levels which management believes are likely to be unattainable. The goals are sometimes adjusted based on recommendations of management since DUSA is a relatively young company which changes its corporate focuses depending on various events, such as the progress of research and development programs, acquisition of products, and the like. DUSA believes that base compensation should not necessarily be affected, though discretionary bonuses may be, for such reasons. For 2007, attainment of corporate goals represented 70% of the bonus opportunity for the executives and attainment of individual goals represented 30% of the bonus opportunity, except that corporate financial goals had to be achieved in order for any bonus payment to be granted. In prior years, the Committee used various combinations of attainment of corporate goals, individual goals and stock performance as a basis for determining bonuses. No bonuses were paid for 2007 performance because management did not achieve its corporate goals primarily due to the consequences of a litigation matter that was settled in October 2007. For 2008, the Committee used a more flexible, subjective approach to consideration of cash bonus incentives. While management made recommendations to the Committee in light of certain corporate performance, including increases in total revenues and reduction in operating loss, the Committee also considered the difficulties caused by FDA action against certain of the Company’s products and the manner in which management successfully responded. In February 2009, the Committee using its discretion, based on the experience of its members and in light of performance during 2008, determined that bonuses should be paid in amounts ranging from approximately 22% to approximately 34% of base salary. The Committee believes that in light of the Company’s stage of development, a flexible approach is fairer and provides a greater incentive for the Company’s executives to perform.

The Compensation Committee discusses and adjusts the written recommendations of the President and Chief Executive Officer of DUSA in awarding discretionary cash bonuses, as well as base salary increases for the executives, other than for himself and the current Chairman of the Board. For 2008, the Chairman of the Board discussed a recommendation with the Committee for the compensation of the President and Chief Executive Officer which was considered by the Committee. The Compensation Committee exercises subjective judgment and discretion in the granting of the amount of bonuses and in setting base salaries.

In March 2009, the Committee met with Mr. Doman and Mr. Christopher who reviewed the contributions of each of the named executive officers, and Mr. Doman provided his recommendations to freeze base salaries for 2009 and proposed a cash bonus opportunity that should be paid to each of the named executive officers other than himself. In making its decision the Committee also discussed and evaluated the recommendations of Mr. Doman regarding 2009 salaries and cash bonus opportunities, as well as the base salaries for Mr. Doman, with WNB Consulting.

Equity Awards - DUSA has awarded stock options to its executive officers on initial hire, sometimes at the time of a promotion, and generally, on an annual basis at a meeting of the Compensation Committee during the first quarter of the year. During 2008, in conjunction with the recommendation of WNB Consulting, the Committee also provided its executives with restricted stock awards. The Compensation Committee believes that a strong stock ownership program is essential to the long-term growth of the Company by providing executives with incentives to increase shareholder value over time. The Compensation Committee uses survey data and recommendations of consultants to monitor and evaluate the amount of long-term incentive compensation levels of its officers. There is no formula for the number of grants which are issued. Also recently, the amount of the grants has been a function of the number of grants that are available under DUSA’s now expired 1996 Omnibus Plan and the 2006 Equity Compensation Plan, since the Board of Directors believes that no more than 20% of the shares of common stock outstanding should be subject to equity awards. In addition, the Board has decided to grant equity awards every year in order to take into account the volatility of DUSA’s stock price from year to year. WNB Consulting has recommended to the Compensation Committee that going forward, DUSA should increase the level of equity compensation DUSA pays to its executive officers to maintain the effectiveness of DUSA’s goal of retaining and motivating its executive officers through the use of equity compensation since historical equity compensation has been below that of similarly situated companies.

WNB Consulting also provided survey data indicating that the members of DUSA’s Board of Directors receive less compensation than their peers, particularly with respect to equity compensation and committee activities. Although the Committee decided that annual compensation should remain at current levels, in light of the extraordinary time and effort required of the members of the Committee during 2008, the Board awarded a special grant of restricted shares to Committee members. Messrs. Abeles, Bartash, Lufkin and Moliteus each received an award of 7,500 restricted shares and Mr. Haft received 15,000 restricted shares.

Stock options have typically been granted as of the close of business on the date of grant. In December 2006, the Board of Directors determined that all grants should be made two days following the release of quarterly earnings by DUSA.

DUSA also maintains a 401(k) plan for all employees which provides a match of $.50 for each dollar contributed up to 2.5% of base salary. In 2006, DUSA adopted a deferred compensation plan which is available to operating director-level employees and above, however only one executive officer is currently enrolled. DUSA adopted these plans in order to provide competitive benefits to its upper level employees. In addition, the Compensation Committee may consider awarding compensation under this plan to provide retirement benefits to its senior executives, particularly since DUSA does not maintain any pension plan.

In some cases, the Committee has altered a proposed amount of a cash bonus or option grant to provide a particular award for excellent performance. This is an example of the discretion which is contemplated in the employment agreements between the Company and the named executive officers.

Currently, DUSA does not have any stated policy regarding an adjustment or recovery of awards or payments if a performance measure upon which such award or payment may have been based were to be restated.

Perquisites - As provided in his employment agreement, DUSA provides its President and Chief Executive Officer with local housing, including utilities, since his permanent residence is in a state different from the location of DUSA’s principal offices in Massachusetts. In addition, DUSA covers the amount of tax that the officer pays on the amount of the rent which constitutes compensation to him. This form of compensation did affect the level of base salary that the officer was offered and agreed upon when he joined DUSA in 2005.

Other Compensation -

Generally Available Benefits

We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Educational assistance; and

•	401(k) plan.

We believe that these benefits are consistent with those offered by other similarly situated companies.

Severance Benefits

All of the named executive officers have a provision in their employment agreements providing for a severance benefit equal to twelve (12) months of the officer’s then current salary. DUSA has received information from its employment consultant that the provision of twelve (12) months severance for termination without cause is relatively common, and DUSA believes that the provision assists it in attracting key management to the Company.

Change of Control

DUSA provides a change of control provision in its named executive officers’ employment agreements and in Dr. Shulman’s Consulting Agreement. The provision provides for the payment of three (3) times an officer’s then current salary under certain change of control circumstances. DUSA believes that the change of control provisions would serve to retain DUSA’s senior management talent and to focus management’s attention on DUSA’s operations during a change of control transaction.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives could be excess parachute payments under Section 380G and 4999 of the Internal Revenue Code.

DUSA does not currently provide any pension benefits to its named executive officers or employees.

Deferred Compensation

On the recommendation of the Compensation Committee, DUSA adopted the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) effective October 18, 2006. The Plan is intended to be a non-qualified, supplemental retirement plan. It is intended primarily for the purpose of allowing a select group of management, including the named executive officers and members of the Board of Directors (the “Participants”) the option of having a portion of their compensation deferred, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, as such, to be exempt from the provisions of Parts II, III, and IV of Title I of ERISA. We believe that this plan will assist DUSA in retaining and attracting key individuals for the long-term benefit of the Company. Participants may defer up to 80% of their compensation. A Participant will be 100% vested in all of the amounts he or she defers as well as in the earnings attributable to a Participant’s deferred account. A Participant may elect to receive distributions from the deferred account at various times, either in a lump sum or in up to ten annual installments. DUSA’s obligation to pay the Participant an amount from his or her deferred account is an unsecured promise and benefits will be paid out of the general assets of the Company. While DUSA has established a Rabbi Trust to segregate the Participants’ deferred amounts, the Participants will be general creditors of DUSA. The Compensation Committee acts as the administrator of the Plan. The trustee of the Participants’ deferred accounts is Bankers Trust Company.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. It is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

REPORT OF THE COMPENSATION COMMITTEE2

The Compensation Committee has reviewed and discussed the contents of the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

By the Compensation Committee of the Board of Directors

John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq. (Chairman)
Richard C. Lufkin
Magnus Moliteus

(2)	The material in the Compensation Committee Report is not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR NOMINEES

The name, age, current position and date first elected as an executive officer of the Company of each executive officer who is not a director, or a nominee, of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

			Date First
			Elected as
Name	Age	Current Title	Officer

Mark C. Carota	53	Vice President, Operations	2/18/2000
Richard C. Christopher	39	Vice President, Finance and Chief Financial Officer	1/01/2004
Scott L. Lundahl	50	Vice President, Intellectual Property and Regulatory Affairs	6/23/1999
Stuart L. Marcus, MD, Ph.D.	62	Vice President, Scientific Affairs and Chief Medical Officer	10/11/1993
William F. O’Dell	62	Executive Vice President, Sales and Marketing	4/17/2006
Michael J. Todisco, CPA	44	Vice President, Controller	9/18/2006

Mark C. Carota has been employed by the Company since October 1999 and has served as our Vice President, Operations since February 2000. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc. from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.

Richard C. Christopher has been employed by the Company since December 2000 and has served as our Vice President, Finance and CFO since January 2005. Prior to his promotion to his current position in January 2005, he held the positions of Vice President, Financial Planning and Analysis from January 2004 to January 2005 and Director, Financial Analysis from December 2000 to January 2004. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co., from April 1999 to December 2000. Prior to joining Grace Construction Products, Mr. Christopher was employed by the Boston Edison Company from March 1996 to April 1999.

Scott L. Lundahl has been employed by the Company since May 1998 and has served as our Vice President, Intellectual Property and Regulatory Affairs since January 2004. In addition to his current position, he has held the positions of Vice President, Technology and Director of Technology Development. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

Stuart L. Marcus, MD, Ph.D.  has been employed by the Company as our Vice President, Scientific Affairs and Chief Medical Officer since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.

William F. O’Dell has been employed by the Company as our Executive Vice President, Sales and Marketing since April 2006. Prior to joining the Company, Mr. O’Dell was Vice President of Marketing and Strategic Business Development at West Pharmaceuticals, Inc. from October 2005 to April 2006. Mr. O’Dell also served at West Pharmaceuticals as Vice President of Sales and Marketing for the Americas Region from January 2002 to October 2005 and as Vice President of Global Marketing from December 1999 to December 2001.

Michael J. Todisco, CPA, has been employed by the Company since May 2005 and has served as our Vice President, Controller since September 2006. Prior to his promotion to his current position, he held the position of Controller. Prior to joining the Company, he was the Director of Finance at Art Technology Group, Inc. from March 2003 through May 2005. Prior to joining Art Technology Group, Mr. Todisco was the Director of Treasury Services at American Tower Corporation from March 2001 through March 2003.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2006, 2007 and 2008, certain information regarding the annual and long-term compensation paid by DUSA to those persons who were, at any time during the year (i) our principal executive officer, (ii) our principal financial officer, (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving DUSA at the end of the year, and (iv) one of our former executive officers who would have been one of the three most highly compensated executive officers other than the principal executive officer and principal financial officer had he been serving DUSA at the end of the year. All amounts are stated in United States dollars unless otherwise indicated. For more information about the elements of each named executive officer’s compensation, see “Compensation Discussion and Analysis” above.

Summary Compensation Table

										Change in
										Pension Value
										and Non-
										Qualified
									Non-Equity	Deferred
							Stock	Option	Incentive	Compensation	All Other
Name and Principal Position (NEO)	Year		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)		(c)		(d)		(e)(2)	(f)(6)	(g)	(h)	(i)(7)	(j)

Robert F. Doman	2008		$417,000		$141,000		$6,311	$327,145	—	$328	$60,137	$951,921
	2007		353,340		—		—	285,953	—	$1,236	61,141	701,670
	2006		312,000		134,534	(1)	—	265,431	—	—	55,738	767,703
Richard C. Christopher	2008		$235,000		$62,000		$4,318	$88,617	—	—	$10,868	$400,803
	2007		205,000		—		—	97,788	—	—	10,390	313,178
	2006		185,000		61,494		—	91,827	—	—	10,139	348,460
William F. O’Dell	2008		$266,100		$67,000		$4,318	$79,580	—	—	$15,047	$432,045
	2007		255,833		—		—	66,049	—	—	13,827	335,709
	2006	(3)	177,885		62,883		—	43,656	—	—	117,073	401,497
Stuart L. Marcus	2008		$285,500		$69,000		$4,318	$78,487	—	—	$8,220	$445,525
	2007		275,828		—		—	92,901	—	—	7,932	376,661
	2006		269,100		83,394		—	89,894	—	—	7,932	450,320
Scott L. Lundahl	2008	(4)	$215,000		$46,000		$3,654	$74,779	—	—	$8,725	$348,158
D. Geoffrey Shulman	2008	(5)	$329,363		—		$24,200	$528,162	—	$(47,653)	$433,015	$1,267,087
	2007		404,820	(1)	—		—	366,190	—	2,702	16,555	790,267
	2006		416,000	(1)	$221,104	(1)	—	898,511	—	—	18,168	1,553,783

(1)	Salary and/or bonus includes amounts earned but deferred, as applicable, under our deferred compensation plan.

(2)	The grant date fair value of these stock awards was $2.20 per share.

(3)	Mr. O’Dell’s employment commenced in April 2006.

(4)	Mr. Lundahl was not one of our named executive officers or one of our three most highly compensated executive officers, other than the principal executive officer and principal financial officer, in 2006 or 2007.

(5)	On December 1, 2008, Dr. Shulman resigned from full-time management and his officer position and agreed to become a part time consultant to DUSA.

(6)	Option awards represent the compensation expense recognized by us for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R) for stock options granted in and prior to 2008. In addition for 2006, $533,526 of Dr. Shulman’s $898,511 is attributable to compensation expense relating to the extension of 250,000 Class B warrants which were due to expire in January 2007 and which were extended for four (4) years by action of the Compensation Committee in October 2006. Under SFAS 123(R), we recognize the compensation expense associated with the fair value of stock options, based on the closing price of our common stock on the NASDAQ Global Market on the date of grant, over the vesting term of those awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(7)	All other compensation includes a car allowance, Company contributions under our 401(k) plan, group term life insurance, relocation expenses, housing arrangements, and other perquisites as follows:

						Group
		Car		Deferred	401(k)	Term Life	Relocation		Other	Total Other
Name	Year	Allowance	Severance	Compensation	Match	Insurance	(a)	Housing	(b)	Compensation

Robert F. Doman	2008	$9,600	—	—	$4,208	$1,932	—	$27,148	$17,249	$60,137
	2007	9,600	—	—	4,235	1,932	—	27,689	17,685	61,141
	2006	9,600	—	—	3,900	1,932	—	24,690	15,616	55,738
Richard C. Christopher	2008	$6,000	—	—	$2,936	$1,932	—	—	—	$10,868
	2007	6,000	—	—	2,563	1,827	—	—	—	10,390
	2006	6,000	—	—	2,312	1,827	—	—	—	10,139
William F. O’Dell	2008	$8,400	—	—	$2,814	$960	—	$1,961	$912	$15,047
	2007	8,400	—	—	2,829	960	—	1,118	520	13,827
	2006	5,997	—	—	2,043	560	$64,418	—	44,055	117,073
Stuart L. Marcus	2008	$6,000	—	—	—	$2,220	—	—	—	$8,220
	2007	6,000	—	—	—	1,932	—	—	—	7,932
	2006	6,000	—	—	—	1,932	—	—	—	7,932
Scott L. Lundahl	2008	$6,000	—	—	$793	$1,932	—	—	—	$8,725
D. Geoffrey Shulman	2008	$9,268	$379,080	$36,595	$4,335	$3,737	—	—	—	$430,015
	2007	9,600	—	—	4,981	1,974	—	—	—	16,555
	2006	9,600	—	—	4,975	3,593	—			18,168

(a)	This amount represents amounts paid to Mr. O’Dell in 2006 to compensate him for relocating to Massachusetts.

(b)	These amounts represent gross-ups of the perquisites for housing and relocation reimbursements, respectively, for our named executive officers who received these benefits during 2006, 2007 and 2008, to compensate them for the taxes due on such amounts.

DUSA’s named executive officers each have employment agreements with DUSA. The material terms of these agreements are discussed under “Compensation Discussion and Analysis” and “Potential Payments Upon Termination or Change-In-Control.”

Grant of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executive officers for 2008.

								All Other			All Other
								Stock			Stock
								Awards:			Awards:	Exercise or
		Estimated Future Payouts			Estimated Future Payouts			Number	Base	Grant	Number of	Base	Grant
		Under Non-Equity			Under Equity Incentive			of Shares	Price of	Date Fair	Securities	Price of	Date Fair
		Incentive Plan Awards			Plan Awards			of Stock	Stock	Value of	Underlying	Option	Value of
Name and Principal	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Award	Awards	Options	Awards	Options
Position (NEO)	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/SH)	($)	(#)	($/SH)	($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)			(j)	(k)	(l)

Robert F. Doman	5/09/08							19,000	$2.20	$41,800	28,500	$2.20	$41,134
Richard C. Christopher	5/09/08							13,000	$2.20	$28,600	19,500	$2.20	$28,144
William F. O’Dell	5/09/08							13,000	$2.20	$28,600	19,500	$2.20	$28,144
Stuart L. Marcus	5/09/08							13,000	$2.20	$28,600	19,500	$2.20	$28,144
Scott L. Lundahl	5/09/08							11,000	$2.20	$24,200	16,500	$2.20	$23,814
D. Geoffrey Shulman	5/09/08							11,000	$2.20	$24,200	16,500	$2.20	$23,814

(1)	Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. The weighted average per share fair value of all named executive officer stock option grants was $2.20. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for our named executive officers at December 31, 2008.

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market
										Number	or Payout
				Equity						of	Value of
				Incentive			Number of			Unearned	Unearned
				Plan			Shares			Shares,	Shares,
				Awards:			or Units			Units or	Units or
	Number of	Number of		Number of			of Stock		Market Value	Other	Other
	Securities	Securities		Securities			That		of Shares or	Rights	Rights
	Underlying	Underlying		Underlying			Have		Units of	That	That
	Unexercised	Unexercised		Unexercised	Option	Option	Not		Stock That	Have Not	Have Not
Name and Principal	Options (#)	Options (#)		Unearned	Exercise	Expiration	Vested		Have Not	Vested	Vested
Position (NEO)	Exercisable	Unexercisable		Options (#)	Price ($)	Date	(#)		Vested ($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Robert F. Doman	37,500	12,500	(1)		$14.26	01/03/2015
Robert F. Doman	37,500	12,500	(2)		$15.90	01/03/2015
Robert F. Doman	25,000	25,000	(3)		$6.75	03/27/2016
Robert F. Doman	15,000	45,000	(4)		$3.37	03/20/2014
Robert F. Doman		28,500	(5)		$2.20	05/09/2015
Robert F. Doman							19,000	(6)	$19,950
Richard C. Christopher	12,000				$16.94	12/18/2010
Richard C. Christopher	5,000				$3.87	04/26/2012
Richard C. Christopher	7,500				$1.60	03/13/2013
Richard C. Christopher	20,000				$9.92	03/18/2014
Richard C. Christopher	18,750	6,250	(7)		$10.00	03/17/2015
Richard C. Christopher	10,000	10,000	(8)		$6.75	03/27/2016
Richard C. Christopher	5,000	15,000	(9)		$3.37	03/20/2014
Richard C. Christopher		19,500	(10)		$2.20	05/09/2015
Richard C. Christopher							13,000	(11)	$13,650
William F. O’Dell	25,000	25,000	(12)		$6.90	04/17/2016
William F. O’Dell	6,250	18,750	(13)		$3.37	03/20/2014
William F. O’Dell		19,500	(14)		$2.20	05/09/2015
William F. O’Dell							13,000	(15)	$13,650
Stuart L. Marcus	25,000				$7.71	03/05/2009
Stuart L. Marcus	25,000				$8.49	03/05/2009
Stuart L. Marcus	25,000				$9.33	03/05/2009
Stuart L. Marcus	25,000				$31.00	03/07/2010
Stuart L. Marcus	7,500				$12.44	03/19/2011
Stuart L. Marcus	6,250				$3.87	04/26/2012
Stuart L. Marcus	13,125				$1.60	03/13/2013
Stuart L. Marcus	22,500				$9.92	03/18/2014
Stuart L. Marcus	15,000	5,000	(16)		$10.00	03/17/2015
Stuart L. Marcus	8,750	8,750	(17)		$6.75	03/27/2016
Stuart L. Marcus	5,000	15,000	(18)		$3.37	03/20/2014
Stuart L. Marcus		19,500	(19)		$2.20	05/09/2015
Stuart L. Marcus							13,000	(20)	$13,650
Scott L. Lundahl	5,000				$7.71	03/05/2009
Scott L. Lundahl	5,000				$8.49	03/05/2009
Scott L. Lundahl	5,000				$9.33	03/05/2009
Scott L. Lundahl	15,000				$31.00	03/07/2010
Scott L. Lundahl	7,500				$12.44	03/19/2011
Scott L. Lundahl	17,500				$3.87	04/26/2012
Scott L. Lundahl	17,500				$1.60	03/13/2013
Scott L. Lundahl	22,500				$9.92	03/18/2014
Scott L. Lundahl	15,000	5,000	(21)		$10.00	03/17/2015
Scott L. Lundahl	7,500	7,500	(22)		$6.75	03/27/2016
Scott L. Lundahl	5,000	15,000	(23)		$3.37	03/20/2014
Scott L. Lundahl		16,500	(24)		$2.20	05/09/2015
Scott L. Lundahl							11,000	(25)	$11,550

Option Awards	Stock Awards
Equity
Equity	Incentive
Incentive	Plan
Plan	Awards:
Awards:	Market
Number	or Payout
Equity	of	Value of
Incentive	Number of	Unearned	Unearned
Plan	Shares	Shares,	Shares,
Awards:	or Units	Units or	Units or
Number of	Number of	Number of	of Stock	Market Value	Other	Other
Securities	Securities	Securities	That	of Shares or	Rights	Rights
Underlying	Underlying	Underlying	Have	Units of	That	That
Unexercised	Unexercised	Unexercised	Option	Option	Not	Stock That	Have Not	Have Not
Name and Principal	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Have Not	Vested	Vested
Position (NEO)	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	Vested ($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

D. Geoffrey Shulman	37,500	$7.01	12/01/2009
D. Geoffrey Shulman	37,500	$7.71	12/01/2009
D. Geoffrey Shulman	37,500	$8.49	12/01/2009
D. Geoffrey Shulman	37,500	$9.33	12/01/2009
D. Geoffrey Shulman	10,000	$9.69	12/01/2009
D. Geoffrey Shulman	60,000	$31.00	12/01/2009
D. Geoffrey Shulman	125,000	$31.00	12/01/2009
D. Geoffrey Shulman	10,000	$26.19	12/01/2009
D. Geoffrey Shulman	20,000	$12.44	12/01/2009
D. Geoffrey Shulman	5,000	$14.28	12/01/2009
D. Geoffrey Shulman	50,000	$3.87	12/01/2009
D. Geoffrey Shulman	10,000	$2.90	12/01/2009
D. Geoffrey Shulman	100,000	$3.00	12/01/2009
D. Geoffrey Shulman	10,000	$2.51	12/01/2009
D. Geoffrey Shulman	100,000	$9.92	12/01/2009
D. Geoffrey Shulman	10,000	$9.50	12/01/2009
D. Geoffrey Shulman	80,000	$10.00	12/01/2009
D. Geoffrey Shulman	10,000	$9.30	12/01/2009
D. Geoffrey Shulman	55,000	$6.75	12/01/2009
D. Geoffrey Shulman	250,000	(26)	$6.00	12/01/2009
D. Geoffrey Shulman	75,000	$3.37	12/01/2009
D. Geoffrey Shulman	16,500	$2.20	12/01/2009

(1)	The remaining unvested options vest on 1/3/09.

(2)	The remaining unvested options vest on 1/3/09.

(3)	Unvested options vest as to 12,500 shares on 3/27/09 and 12,500 shares on 3/27/10.

(4)	Unvested options vest as to 15,000 shares on 3/20/09, 15,000 shares on 3/20/10 and 15,000 shares on 3/20/11.

(5)	Unvested options vest as to 7,125 shares on 5/09/09, 7,125 shares on 5/09/10, 7,125 shares on 5/09/11 and 7,125 shares on 5/09/12.

(6)	Unvested restricted shares vest as to 4,750 shares on 5/09/09, 4,750 shares on 5/09/10, 4,750 shares on 5/09/11 and 4,750 shares on 5/09/12.

(7)	The remaining unvested options vest on 3/17/09.

(8)	Unvested options vest as to 5,000 shares on 3/27/09 and 5,000 shares on 3/27/10.

(9)	Unvested options vest as to 5,000 shares on 3/20/09, 5,000 shares on 3/20/10 and 5,000 shares on 3/20/11.

(10)	Unvested options vest as to 4,875 shares on 5/09/09, 4,875 shares on 5/09/10, 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(11)	Unvested restricted shares vest as to 3,250 shares on 5/09/09, 3,250 shares on 5/09/10, 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(12)	Unvested options vest as to 12,500 shares on 4/17/09 and 12,500 shares on 4/17/10.

(13)	Unvested options vest as to 6,250 shares on 3/20/09, 6,250 shares on 3/20/10 and 6,250 shares on 3/20/11.

(14)	Unvested options vest as to 4,875 shares on 5/09/09, 4,875 shares on 5/09/10, 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(15)	Unvested restricted shares vest as to 3,250 shares on 5/09/09, 3,250 shares on 5/09/10, 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(16)	The remaining unvested options vest on 3/17/09.

(17)	Unvested options vest as to 4,375 shares on 3/27/09 and 4,375 shares on 3/27/10.

(18)	Unvested options vest as to 5,000 shares on 3/20/09, 5,000 shares on 3/20/10 and 5,000 shares on 3/20/11.

(19)	Unvested options vest as to 4,875 shares on 5/09/09, 4,875 shares on 5/09/10, 4,875 shares on 5/09/11 and 4,875 shares on 5/09/12.

(20)	Unvested restricted shares vest as to 3,250 shares on 5/09/09, 3,250 shares on 5/09/10, 3,250 shares on 5/09/11 and 3,250 shares on 5/09/12.

(21)	The remaining unvested options vest on 3/17/09.

(22)	Unvested options vest as to 3,750 shares on 3/27/09 and 3,750 shares on 3/27/10.

(23)	Unvested options vest as to 5,000 shares on 3/20/09, 5,000 shares on 3/20/10, 5,000 shares on 3/20/11.

(24)	Unvested options vest as to 4,125 shares on 5/09/09, 4,125 shares on 5/09/10, 4,125 shares on 5/09/11 and 4,125 shares on 5/09/12.

(25)	Unvested restricted shares vest as to 2,750 shares on 5/09/09, 2,750 shares on 5/09/10, 2,750 shares on 5/09/11 and 2,750 shares on 5/09/12.

(26)	250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants. 50,000 of these Warrants expired on January 29, 2007.

Option Exercises and Stock Vested

The following table shows information with respect to each named executive officer regarding the value of options exercised during 2008. No shares were acquired on exercise of any options nor were any shares of restricted stock awarded or vested for any of the named executive officers during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
Name and Principal	Acquired on	Realized on	Acquired on	Realized on
Position (NEO)	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert F. Doman	-0-	$0.00	-0-	$0.00
Richard C. Christopher	-0-	$0.00	-0-	$0.00
William F. O’Dell	-0-	$0.00	-0-	$0.00
Stuart L. Marcus	-0-	$0.00	-0-	$0.00
Scott L. Lundahl	-0-	$0.00	-0-	$0.00
D. Geoffrey Shulman	-0-	$0.00	-0-	$0.00

Non-Qualified Deferred Compensation

The following table shows information about the participation by each named executive officer in the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan:

	Executive	Registrant	Aggregated	Aggregated	Aggregated
Name and Principal	Contributions	Contributions	Earnings in Last	Withdrawal/	Balance at
Position (NEO)	in Last FY ($)	in Last FY ($)	FY ($)	Distributions ($)	Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert F. Doman	—	—	$328	$(36,564)	—
Richard C. Christopher	—	—	—	—	—
William F. O’Dell	—	—	—	—	—
Stuart L. Marcus	—	—	—	—	—
Scott L. Lundahl	—	—	—	—	—
D. Geoffrey Shulman	$36,595	—	$(47,653)	—	$79,547

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has employment agreements with each of its named executive officers. According to the terms of these agreements, the named executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. The Company may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, the Company has agreed to pay a severance allowance equivalent to twelve (12) months of the named executive officer’s then-current base salary payable in either: (i) a lump sum, within sixty (60) days following the date of termination; or (ii) equal monthly installments, depending on the terms of the named executive officer’s employment agreement. Dr. Shulman’s employment agreement was terminated on December 1, 2008. Under his employment agreement, Dr. Shulman has the right to exercise, for a period of one (1) year from the date of termination, all stock options granted to him prior to the termination of his employment agreement as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law. In addition, the Company agreed to vest Dr. Shulman in all shares of restricted stock held by him on December 1, 2008.

In the event a named executive officer should die while employed by the Company, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any “change of control,” as defined in the agreements, the Company shall pay to the named executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In addition, Mr. Doman’s agreement provides that he shall be entitled to receive a change of control payment equal to three (3) times his base salary less the amount of salary paid from the date of the consummation of the change of control to the effective date of a termination, if the termination is effective within the three years of the change of control.

Under the Company’s equity plans, any and all outstanding options not fully vested automatically vest in full and are immediately exercisable upon a “change of control,” as defined in the grant agreements. The date on which such accelerated vesting and immediate exercisability would occur, is the date of the occurrence of the change of control.

ESTIMATED TERMINATION PAYMENT

The table below reflects amounts payable to the named executive officers, except Dr. Shulman, assuming that their employment was terminated on December 31, 2008, both prior to and following a change in control of the Company, or assuming a change in control of the Company occurred on December 31, 2008. For Dr. Shulman, this table shows the amounts payable to Dr. Shulman as a result of the termination of his employment on December 1, 2008.

	Termination Without Cause Prior to a Change in Control (“CIC”) ($)					CIC ($)
										Termination
								Accelerated		Without Cause
				Accelerated				Vesting of		Within 36 Months
		Continuation	Accelerated	Vesting of			Continuation	Options and		of a CIC or for
		of	Vesting of	Restricted		CIC	of	Restricted		Good Reason
Name	Severance	Benefits	Options	Stock	Total	Payment	Benefits	Stock	Total	Prior to CIC ($)

Robert F. Doman	$417,000	$5,435	—	—	$422,435	$1,251,000	$5,435	$213,623	$1,470,058	$1,251,000 less salary following change of control to date of termination
Richard C. Christopher	$235,000	—	—	—	$235,000	$705,000	—	$108,068	$813,068	—
William F. O’Dell	$266,100	—	—	—	$266,100	$798,300	—	$155,774	$954,074	—
Stuart L. Marcus	$285,500	—	—	—	$285,500	$856,500	—	$102,731	$959,231	—
Scott L. Lundahl	$215,000	—	—	—	$215,000	$645,000	—	$91,698	$736,698	—
D. Geoffrey Shulman	$379,080	—	$241,042	$20,803	$640,925	—	—	—	—	—

401(k) PROFIT SHARING PLAN

The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the “401(k) Plan”), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($15,500 in 2008). Modification of salary reductions can be made monthly (for 2008). Effective February 1, 2003, the Company began to match a participant’s contribution up to 1.25% of a participant’s salary (the “Company Match”), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Employees who were already employed as of the effective date of the Company Match received credit for their past service to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2009, with respect to holdings of our common stock by: (i) each of our directors; (ii) the director nominee; (iii) our named executive officers; (iv) all beneficial owners of greater than 5% of our outstanding Common Stock, based upon currently available Schedules 13D and 13G and other forms filed with the Securities and Exchange Commission; and (v) all of our directors and executive officers as a group.

	Number of Shares		Percentage of
	Beneficially		Outstanding
Name(1)	Owned(2)		Shares(3)

John H. Abeles, MD	124,500	(4)	*
David M. Bartash	100,500	(5)	*
Richard C. Christopher	100,000	(6)	*
Robert F. Doman	187,500	(7)	*
Jay M. Haft, Esq.	149,500	(8)	*
Richard C. Lufkin	127,100	(9)	*
Stuart L. Marcus, MD, Ph.D.	192,500	(10)	*
Magnus Moliteus	65,000	(11)	*
William F. O’Dell	50,000	(12)	*
Scott L. Lundahl	141,457	(13)	*
Alexander W. Casdin	15,000	(14)	*
Marvin E. Lesser	0		*
All directors, the director nominee and all executive officers as a group (consisting of 15 persons)	2,509,225	(16)	9.56%
FMR Corp., Edward C. Johnson, III	1,733,800	(17)	7.20%
Steven R. Becker	1,784,813	(18)	7.41%
State of Wisconsin Investment Board	2,344,884	(19)	9.73%
Paragon Associates, Bradbury Dyer, III	1,862,908	(20)	7.73%
Deerfield Special Situations Fund, L.P Deerfield Special Situations Fund International Limited, James E. Flynn	2,593,965	(21)	10.77%

*	Less than 1%.

Notes:

(1)	Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887.

(2)	Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own; and (ii) beneficial ownership listed includes all options and warrants which are exercisable as of March 31, 2008.

(3)	The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not necessarily directly, owned. Applicable percentage of ownership is based on 24,078,452 shares of Common Stock outstanding on April 16, 2008 unless noted as otherwise.

(4)	85,000 of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options. Of the shares indicated, Dr. Abeles shares investment and voting power with regard to 34,500 shares.

(5)	85,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6)	95,000 of the shares indicated represent shares with respect to which Mr. Christopher has the right to acquire through the exercise of options.

(7)	167,500 of the shares indicated represent shares with respect to which Mr. Doman has the right to acquire through the exercise of options.

(8)	115,000 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(9)	115,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options. Of the shares indicated, Mr. Lufkin shares investment and voting power with regard to 12,100 shares.

(10)	All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options.

(11)	50,000 of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(12)	All of the shares indicated represent shares with respect to which Mr. O’Dell has the right to acquire through the exercise of options.

(13)	136,250 of the shares indicated represent shares with respect to which Mr. Lundahl has the right to acquire through the exercise of options.

(14)	All of the shares indicated represent shares with respect to which Mr. Casdin has the right to acquire through the exercise of options.

(15)	250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of $6.00 per Warrant, and 896,500 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options.

(16)	Includes all of the shares indicated in footnotes (4) through (15), including an additional 156,125 shares underlying stock options beneficially owned by our unnamed executive officers.

(17)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by FMR Corp. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,733,800 shares of the Company’s Common Stock. As set forth in such Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,813,200 shares of the Common Stock outstanding of DUSA as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Dividend Growth Fund, amounted to 1,402,453 shares of the Common Stock outstanding. Fidelity dividend Growth Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,733,800 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of FMR Corp. and Edward C. Johnson, III is 82 Devonshire Street, Boston, Massachusetts 02109. The Company makes no representation as to the accuracy or completeness of the information reported.

(18)	The number of shares beneficially owned is based on a Schedule 13D filed with the Securities and Exchange Commission on December 9, 2008 by Steven R. Becker. Such Schedule 13D discloses that the reporting person has dispositive power, and beneficially owns, 1,784,813 shares of the Company’s Common Stock. Such shares were acquired by Steven R. Becker for the accounts of (1) SRB Greenway Opportunity Fund, L.P., a Texas limited partnership (“GOLP”), (2) SRB Greenway Opportunity Fund, (QP), L.P., a Texas limited partnership, (“GOQP”), (3) SRB Greenway Capital, L.P., a Texas limited partnership (“SRBGC”), (4) SRB Greenway Capital (Q.P.), L.P., a Texas limited partnership (“SRBQP”), and (5) SRB Greenway Offshore Operating Fund, L.P., a Cayman Islands limited partnership (“SRB Offshore”). SRB Management, L.P. is the general partner of GOLP, GOQP, SRBGC, SRBQP and SRB Offshore. BC Advisors, LLC, a Texas limited liability company (“BCA”), is the general partner of SRB Management. Steven R. Becker is the sole member of BCA. As the general partner of SRB Management, BCA may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by SRB Management, and as the sole member of BCA, Steven R. Becker may also be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by SRB Management. The address of Steven R. Becker, GOLP, GOQP, SRBGC, SRBQP, SRB Offshore and BCA is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. The Company makes no representation as to the accuracy or completeness of the information reported.

(19)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2009 by State of Wisconsin Investment Board. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 2,344,884 shares of the Company’s Common Stock. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The Company makes no representation as to the accuracy or completeness of the information reported.

(20)	The number of shares beneficially owned is based on a Schedule 13D filed with the Securities and Exchange Commission on December 11, 2008 by Paragon Associates (“Paragon”), Paragon Associates II Joint Venture (“PAJV”) and Bradbury Dyer, III. Such Schedule 13D discloses that the reporting person has dispositive power, and beneficially owns, 1,862,908 shares of the Company’s Common Stock. Such shares were purchased by Mr. Dyer for the account of Paragon and PAJV. Mr. Dyer, as the authorized agent to PAJV, controls the investment decisions of PAJV. Mr. Dyer does not have direct beneficial ownership of the 1,862,908 shares of the shares; however, Mr. Dyer, as sole general partner of Paragon and PAJV, and as agent for Paragon JV, may be deemed to have indirect beneficial ownership of such shares.

(21)	The number of shares beneficially owned is based on a Form 4 filed with the Securities and Exchange Commission on March 13, 2009 by James E. Flynn. Such Form 4 discloses that the reporting person has dispositive power, and beneficially owns, 2,593,965 shares of the Company’s Common Stock. As set forth in the Form 4, 915,421 shares are beneficially owned by Deerfield Special Situations Fund, L.P. and 1,678,544 shares are beneficially owned by Deerfield Special Situations Fund International Limited. Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Special Situations Fund International Limited. James E. Flynn is the managing member of the general partners of Deerfield Capital, L.P. and Deerfield Management Company, L.P. and as such may be deemed to have beneficial ownership of the shares reported in the Form 4. However, Mr. Flynn has disclaimed ownership of such shares. The address of Mr. Flynn is 780 Third Avenue, 37th Floor, New York, New York 10017.

CODE OF ETHICS APPLICABLE TO SENIOR OFFICERS

We have adopted a written Code of Ethics Applicable to Senior Officers that applies to our senior officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Ethics on our website, which is located at www.dusapharma.com. In addition, we intend to disclose on our website any amendments to, or waivers from, any provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transaction in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. According to our written Statement of Policy with respect to Related Person Transactions, our Audit Committee, with the assistance of management and our legal counsel, is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, we examine:

(i)	the related person’s relationship to us;

(ii)	the related person’s interest in the transaction;

(iii)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; and

(iv)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our Audit Committee determines that the proposed transaction is a related person transaction, the Audit Committee decides whether to approve or disapprove the transaction. If it is approved, any material related person transaction is submitted to our Board of Directors. For the period beginning January 1, 2008 and ending March 31, 2009, there were no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. In January 2007, DUSA hired Kevin Doman, the son of Robert F. Doman, our President and Chief Executive Officer, as a sales representative. Kevin Doman’s hiring was reviewed and approved by the Audit Committee. Factors considered by the Audit Committee included (i) Kevin Doman’s experience in the industry, (ii) the fact that his compensation package is the same as that of our other sales representatives and was not reviewed or influenced by Robert Doman, and (iii) the amount of compensation that Kevin Doman could receive from DUSA in the future. Kevin Doman received $92,000 in salary and commissions for 2008 and has the potential to earn approximately $130,000 in salary and commissions in 2009.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

In order to be included in the Board of Directors’ proxy statement and proxy card for the 2010 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 26, 2009. Proposals should be directed to the attention of the Vice President of Finance and Chief Financial Officer, Richard C. Christopher, at the Company’s offices at 25 Upton Drive, Wilmington, Massachusetts 01887, or the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street - Suite 250, Princeton, New Jersey 08543.

In addition, if a shareholder wishes to present a proposal at the Company’s 2010 Annual Meeting which is not intended to be included in the Company’s proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 2, 2010. If DUSA does not receive notice of such a shareholder proposal by this date, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the “Contact DUSA” section of our website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:

Board of Directors
Attention: Chairman of the Board
c/o DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887

The address stated above is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, we believe that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they and any person holding more than ten percent (10%) of our Common Stock have filed with the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of less than $10,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

DUSA PHARMACEUTICALS, INC.
Proxy for 2009 Annual Meeting
This Proxy is Solicited on Behalf of
The Board of Directors
           The undersigned hereby appoints Robert F. Doman and Richard C. Christopher, or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the “Company”) to be held on Tuesday, June 9, 2009, at 11:00 a.m., at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts 01887.
SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.
           The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1 and 2.
1.	Election of Directors

Nominees:	❑John H. Abeles, MD ❑ David M. Bartash ❑ Alexander W. Casdin ❑ Robert F. Doman ❑ Jay M. Haft, Esq. ❑ Marvin E. Lesser ❑ Richard C. Lufkin ❑ Magnus Moliteus
❑	FOR ALL NOMINEES

❑	WITHHOLD AUTHORITY FOR ALL NOMINEES

❑	FOR ALL EXCEPT (See instructions below)
          INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

❑ FOR ❑ AGAINST ❑ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
         PLEASE CHECK THE BOX below if, in the future, you wish to receive electronic delivery of the proxy statement and annual report and wish to cease future postal deliveries of the proxy statement and annual report for the shares represented hereby. PLEASE NOTE you will continue to receive or be provided with electronic access to a proxy card and be able to vote your shares. This consent will remain effective unless you revoke it by following the procedures set forth in the proxy statement.
❑	I hereby CONSENT to electronic delivery of the proxy statement and annual report for the shares represented hereby.

           PLEASE CHECK THE BOX below if you, and any persons related or unrelated to you at the same address, are currently receiving multiple copies of the proxy statement and Annual Report and you wish to cease future deliveries of the proxy statement and Annual Report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote the shares represented hereby and can revoke this consent at any time by following the procedures set forth in the proxy statement.
☐	I hereby CONSENT to discontinue delivery of the proxy statement and annual report for the shares represented hereby.
           To change the address on your account, please check the box and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
           Please sign exactly as your name or names appear on this Proxy. When shares jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Shareholder

Date

Signature of Shareholder

Date